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                                  EXHIBIT 23.2










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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated May 11, 2001, accompanying the consolidated financial statements of Wayne Savings Bancshares, Inc. as contained in Amendment No. 1 to the Forms AC and OC of Wayne Savings Bancshares, Inc. to be filed with the Office of Thrift Supervision on or about December 12, 2001. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."




Cincinnati, Ohio
December 11, 2001